As filed with the Securities and Exchange Commission on June 19, 2008
Registration No. 333 –

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
___________________________________

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
___________________________________

CLEAN DIESEL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

300 Atlantic Street
Suite 702
Delaware	Stamford, Connecticut 06901	06-1393453
(State or other jurisdiction of incorporation or organization)	(Address of registrant's principal executive offices, including zip code)	(I.R.S. Employer Identification Number)

THE 1994 INCENTIVE PLAN OF
CLEAN DIESEL TECHNOLOGIES, INC.
(Full title of the plan)

Charles W. Grinnell, Esq.
300 Atlantic Street
Suite 702
Stamford, Connecticut  06901
(203) 327-7050
__________________________________________________________________________________________________

(Name, address, and telephone number of agent for service)
___________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large Accelerated Filer ☐		Accelerated Filer ☑
Non-Accelerated Filer ☐	(Do not check if a smaller reporting company.)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share (the “Common Stock”)	1,500,000 shares	$19.125	$19,226,846	$756

(1)     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes an indeterminate number of shares of Common Stock to be offered or sold pursuant to the employee benefits plan described herein and also includes an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act).

(2)     The proposed maximum offering price per share and proposed maximum aggregate offering price are estimated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) of the Securities Act, based upon the weighted average price of the following shares and exercise price, adjusted for the June 2007 1 for 5 reverse stock split of the Common Stock: (a) for shares of Common Stock subject to outstanding stock options previously granted under the 1994 Incentive Plan (the “Plan”): 30,000 shares at $9.20; 44,200 shares at $9.70; 6,000 shares at $7.25; 10,000 shares at $7.875; 20,000 shares at $6.955; 59,867 shares at $5.10; 11,000 shares at $8.375; 10,000 shares at $8.25; 121,000 shares at $9.10; 5,000 shares at $15.55; 153,500 shares at $19.125; 3,000 shares at $17.665; 10,000 shares at $16.99; and 5,000 shares at $13.435; and (b) for shares of Common Stock reserved for issuance under the Plan pursuant to stock options to be granted in the future 1,011,433 shares at $13.225, which is the average of the highest and lowest price per share of the Common Stock as reported by the NASDAQ Stock Market LLC on June 17, 2008.

EXPLANATORY NOTE

Clean Diesel Technologies, Inc. (the “Registrant”) hereby files this Registration Statement on Form S-8 (the “Registration Statement”) relating to its Common Stock, par value $0.01 per share, issuable under the Incentive Plan of Clean Diesel Technologies, Inc., as amended (the “Plan”).  This Registration Statement is filed pursuant to Instruction E to Form S-8 to register 1,500,000 additional shares of Common Stock issuable under the Plan.

INCORPORATION OF CONTENTS OF
REGISTRATION STATEMENTS BY REFERENCE

Pursuant to Instruction E to Form S-8, except with respect to Items 3 and 5 (which have been updated and are set forth below), the Registrant hereby incorporates by reference into this Registration Statement the contents of the Registrant’s previous registration statements on Form S-8 (File Nos. 333-16939, 333-33276 and 333-117057), and any post-effective amendments thereto.

PART I

The documents containing information specified by Part I of this Registration Statement will be sent or given to participants as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act.  Such documents are not being filed either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The Registration Statement incorporates herein by reference the following documents of the Registrant which it has filed with the SEC:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

(b)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008;

(c)	Proxy Statement dated April 1, 2008; and

(d)	Form 8-K filed with the SEC on January 2, 2008; and

(e)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A under the Exchange Act, filed September 27, 2007.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934 prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such documents.

Item 4.    Description of Securities

Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.    Interests of Named Experts and Counsel

Charles W. Grinnell, counsel to the Registrant, who has issued an opinion as to the validity of the shares of Common Stock covered by this Registration Statement, is a director and officer of the Registrant, owns 6,193 shares of Registrant’s Common Stock and holds options to purchase 52,000 shares of Common Stock covered by this Registration Statement.

Item 6.    Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorney’s fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

The Registrant’s Certificate of Incorporation provides that no director of Clean Diesel shall be liable to Clean Diesel or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by law.

Our Certificate of Incorporation also provides that Clean Diesel shall indemnify to the fullest extent permitted by Delaware Law any and all of its directors and officers or former directors and officers, or any person who may have served at the Registrant’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

Item 7.    Exemption from Registration Claimed

Not applicable.

Item 8.    Exhibits

The following exhibits are filed as part of this Registration Statement:

4.1
1994 Incentive Plan of Clean Diesel Technologies, Inc. as amended through June 11, 2002, incorporated by reference to Exhibit 10(d) to the Registrant’s Annual Report on Form 10-K,  filed March 30, 2007.

4.2	Form of Incentive Stock Option Agreement incorporated by reference to Exhibit 10(g) to the Registrant’s Annual Report on Form 10-K, filed March 30, 2007.

4.3	Form of Non-Qualified Stock Option Agreement incorporated by reference to Exhibit 10(h) to Registrants Annual Report on Form 10-K, filed March 30, 2007.

4.4	Form of Non-Executive Director Stock Option Agreement incorporated by reference to Exhibit 4.10 to Registrant’s Registration Statement on Form S-8 (File No. 333-117057), filed July 1, 2004.

5.0*	Opinion of Charles W. Grinnell, Esq.

23.1*	Consent of Eisner LLP.

23.2*	Consent of Charles W. Grinnell, Esq. (included in opinion filed as Exhibit 5.0).

24.0*	Powers of Attorney (included on the signature page).
______________________

*  Filed herewith.

Item 9.     Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of  this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 19th day of June, 2008.

CLEAN DIESEL TECHNOLOGIES, INC.

By:	/s/ Bernhard Steiner
Bernhard Steiner
Chief Executive Officer, President and Director

POWER OF ATTORNEY

WE, THE UNDERSIGNED OFFICERS AND DIRECTORS OF CLEAN DIESEL TECHNOLOGIES, INC. hereby severally constitute and appoint Ann B. Ruple and Charles W. Grinnell, and each of them singly, our true and lawful attorneys-in-fact and agents with full power to them, and each of them without the joinder of the others and with full power of substitution, to sign for us and in our names and capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing in our names and behalf in our capacities as officers and directors to enable Clean Diesel Technologies, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and hereby ratify, approve and confirm all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Bernhard Steiner	Chief Executive Officer, President and Director	June 19, 2008
Bernhard Steiner	(principal executive officer)

/s/ Ann B. Ruple	Chief Financial Officer, Vice President and Treasurer	June 19, 2008
Ann B. Ruple	(principal financial and accounting officer)

/s/ John A. deHavilland	Director	June 19, 2008
John A. de Havilland

/s/ Derek R. Gray	Director, Non-Executive Chairman of the Board of Directors	June 19, 2008
Derek R. Gray

/s/ Charles W. Grinnell	Director, Vice President and Corporate Secretary	June 19, 2008
Charles W. Grinnell

/s/ John J. McCloy	Director	June 19, 2008
John J. McCloy

/s/ David F. Merrion	Director	June 19, 2008
David F. Merrion